FOR IMMEDIATE RELEASE
Media Contact:
Deborah Spak, (847) 948-2349
Investor Contacts:
Mary Kay Ladone, (847) 948-3371
Clare Trachtman, (847) 948-3085
BAXTER REPORTS STRONG SECOND QUARTER 2009 FINANCIAL RESULTS AND RAISES FULL-YEAR OUTLOOK
Second Quarter Earnings Per Diluted Share of $0.96 Exceeds Company Guidance
     DEERFIELD, Ill., July 16, 2009 — Baxter International Inc. (NYSE:BAX) today reported strong financial results for the second quarter of 2009 and raised its full-year financial outlook.
     Second quarter net income of $587 million increased 8 percent from the $544 million reported in the second quarter of 2008. Earnings per diluted share of $0.96 increased 13 percent from $0.85 per diluted share reported in the prior-year period, and compares favorably to the guidance the company previously provided of $0.93 to $0.95 per diluted share. This performance was the result of strong underlying fundamentals across the portfolio, improved margins, and benefits derived from the company’s ongoing share repurchase program.
     Baxter’s worldwide sales of $3.1 billion declined 2 percent in the second quarter. Excluding the impact of foreign currency, worldwide sales increased

BAXTER REPORTS 2nd QUARTER RESULTS — Page 2
8 percent. Sales within the United States increased 7 percent to $1.3 billion, while international sales declined 8 percent to $1.8 billion. Excluding the impact of foreign currency, Baxter’s international sales grew 9 percent.
     In the second quarter, BioScience revenues totaled $1.4 billion, which represents a 2 percent increase over the prior-year period. Excluding foreign currency, BioScience sales advanced 13 percent, reflecting strong double-digit gains across several core franchises, which offset weak sales of the company’s FSME vaccine, primarily in Germany. Key drivers of this performance include robust growth of antibody therapies and other specialty plasma therapeutics, strong sales of recombinant therapies, including ADVATE [Antihemophilic Factor (Recombinant), Plasma/Albumin-Free Method] for the treatment of hemophilia, as well as biosurgery products.
     Medication Delivery sales of $1.1 billion declined by 3 percent (and excluding foreign currency increased 8 percent). Renal sales of $550 million declined 8 percent (and excluding foreign currency increased 4 percent). Contributing to these results was growth across multiple product categories including products used in peritoneal dialysis (PD) treatment, intravenous therapies, anesthesia products and injectable drugs.
Six-Month Results
     For the first six months of 2009, Baxter’s net income totaled $1.1 billion, an increase of 13 percent, with earnings per diluted share of $1.79, an increase of 18 percent compared to $1.52 per diluted share reported in the prior-year period. On an adjusted basis, excluding a special item from 2008, Baxter’s net income increased 8 percent over the $1.0 billion reported in the same period last year. Adjusted earnings per diluted share for the six-month

BAXTER REPORTS 2nd QUARTER RESULTS — Page 3
period increased 13 percent to $1.79 per diluted share, from $1.59 per diluted share in the prior-year period.
     Baxter’s worldwide sales in the first half of the year totaled $5.9 billion, and declined 2 percent, from $6.1 billion in the prior-year period. Excluding the impact of foreign currency, sales growth for the first six months of 2009 was 7 percent. Sales within the United States totaled $2.6 billion, an increase of 6 percent over the same period last year, while international sales declined 7 percent (and excluding the impact of foreign currency increased 8 percent) to $3.4 billion.
     Cash flow from operations totaled $1.0 billion in the first half of 2009, and the company has returned $1.2 billion to shareholders through both share repurchases and dividends during the first six months of the year. Baxter repurchased 16 million shares of common stock (or 13 million on a net basis) for approximately $866 million (or $743 million on a net basis), and paid dividends totaling $318 million, an increase of 16 percent versus the prior year.
     “We continue to meet or exceed short-term financial goals, as reflected in the strong sales and earnings performance for the first half of 2009, while investing to create long-term value for shareholders,” said Robert L. Parkinson, Jr., chairman and chief executive officer. “These results and outlook validate the strength of the diversified healthcare model and reinforce our confidence in achieving longer-term objectives as we accelerate the pace of R&D investment.”

BAXTER REPORTS 2nd QUARTER RESULTS — Page 4
Advancing Innovation and Expanding Product Offering
     The company continued to advance and expand its product pipeline across its business portfolio in the first half of 2009 with continued investment in research and development, augmented by new business development initiatives. Baxter’s investments in research and development through the second quarter totaled $443 million, reflecting an increase of 8 percent over the same period last year. Recent achievements include:
•	Completing patient enrollment in Baxter’s pivotal Phase III study of GAMMAGARD LIQUID with rHuPH20 (PH20) hyaluronidase enzyme for the treatment of primary immunodeficiency disorder (PID). Patients will receive monthly subcutaneous injections of Halozyme Therapeutics, Inc.’s PH20 with Baxter’s GAMMAGARD LIQUID.

•	Testing and evaluation of A/H1N1 influenza virus and the start of full-scale production of a commercial A/H1N1 pandemic vaccine using Baxter’s Vero cell culture technology.

•	Initiation of a Phase III study following successful completion of a Phase II study evaluating TISSEEL fibrin sealant as a hemostatic agent in vascular surgery. These studies are being conducted for submission to the Food and Drug Administration (FDA) to support a broad hemostasis indication for this product in the United States.

•	Signing a definitive agreement with Edwards Lifesciences Corporation for the acquisition of certain assets related to Edwards’ hemofiltration product line, also known as Continuous Renal Replacement Therapy (CRRT). CRRT provides a method of continuous yet adjustable fluid

BAXTER REPORTS 2nd QUARTER RESULTS — Page 5
removal that can gradually remove excess fluid and waste products that build up with the acute impairment of kidney function, and is usually administered in an intensive care setting in the hospital.
Third Quarter and Full-Year 2009 Outlook
     Baxter also announced today its guidance for third quarter 2009 and updated its guidance for the full year.
     For the third quarter of 2009, Baxter expects sales growth, excluding the impact of foreign currency, of approximately 7 to 8 percent. Based on current foreign exchange rates, the company expects reported sales including the impact of foreign currency to be approximately flat over the prior-year period. Baxter also expects to achieve earnings per diluted share of $0.95 to $0.97, before any special items, in the third quarter.
     For the full year, Baxter continues to expect sales growth, excluding the impact of foreign currency, to be approximately 7 to 8 percent. Based on current foreign exchange rates, Baxter expects reported sales growth to be approximately flat. In addition, the company now expects earnings per diluted share of $3.76 to $3.80, before any special items, and continues to expect cash flow from operations to total more than $2.6 billion.
     A webcast of Baxter’s second quarter conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on July 16, 2009. Please visit Baxter’s website for more information regarding this and future investor events and webcasts, including the company’s Investor Conference to be held in Chicago on September 16, 2009.

BAXTER REPORTS 2nd QUARTER RESULTS — Page 6
     Baxter International Inc., through its subsidiaries, develops, manufactures and markets products that save and sustain the lives of people with hemophilia, immune disorders, infectious diseases, kidney disease, trauma, and other chronic and acute medical conditions. As a global, diversified healthcare company, Baxter applies a unique combination of expertise in medical devices, pharmaceuticals and biotechnology to create products that advance patient care worldwide.
     This release includes forward-looking statements concerning the company’s financial results and outlook for 2009. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance risks for new and existing products, such as ADVATE, and other technologies; future actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts, that could delay, limit or suspend product development, manufacturing or sales or result in sanctions; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; production yields, regulatory clearances and customers’ final purchase commitments with respect to the company’s pandemic vaccine; product development risks; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; the impact of geographic and product mix on the company’s sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; reimbursement policies of government agencies and private payers; the availability of acceptable raw materials and component supply; the ability to enforce company patents; patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; any impact of the commercial and credit environment on Baxter and its customers; foreign currency fluctuations and other risks identified in the company’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on the company’s website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company’s website.
# # #

BAXTER — PAGE 7
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
Three Months Ended June 30, 2009 and 2008
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended
	June 30,
	2009	2008	Change

NET SALES	$3,123	$3,189	(2%	)

COST OF SALES	1,485	1,562	(5%	)

GROSS MARGIN	1,638	1,627	1%

% of Net Sales	52.4%	51.0%	1.4 pts

MARKETING AND ADMINISTRATIVE EXPENSES	660	703	(6%	)
% of Net Sales	21.1%	22.0%	(0.9 pts	)

RESEARCH AND DEVELOPMENT EXPENSES	231	222	4%
% of Net Sales	7.4%	7.0%	0.4 pts

NET INTEREST EXPENSE	24	25	(4%	)

OTHER (INCOME) EXPENSE, NET	(1)	1	N/M

PRE-TAX INCOME	724	676	7%

INCOME TAX EXPENSE	135	128	5%

% of Pre-Tax Income	18.6%	18.9%	(0.3 pts	)

NET INCOME	589	548	7%

LESS: NONCONTROLLING INTERESTS	2	4	(50%	)

NET INCOME ATTRIBUTABLE TO BAXTER	$587	$544	8%

BASIC EPS	$0.97	$0.87	11%

DILUTED EPS	$0.96	$0.85	13%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	607	626
Diluted	612	638

Note: The consolidated statements of income reflect the January 1, 2009 adoption of a new accounting standard that requires a company to present a consolidated net income measure that includes the amount attributable to noncontrolling interests (historically referred to as minority interests) for all periods presented. Prior to January 1, 2009, the noncontrolling interests’ share of net income was included in other (income) expense, net.

BAXTER — PAGE 8
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
Six Months Ended June 30, 2009 and 2008
(unaudited)
(in millions, except per share and percentage data)

	Six Months Ended
	June 30,
	2009	2008		Change

NET SALES	$5,947	$6,066		(2%	)

COST OF SALES	2,821	3,059		(8%	)

GROSS MARGIN	3,126	3,007		4%

% of Net Sales	52.6%	49.6%		3 pts

MARKETING AND ADMINISTRATIVE EXPENSES	1,271	1,343		(5%	)
% of Net Sales	21.4%	22.1%		(0.7 pts	)

RESEARCH AND DEVELOPMENT EXPENSES	443	412		8%
% of Net Sales	7.4%	6.8%		0.6 pts

NET INTEREST EXPENSE	50	42		19%

OTHER EXPENSE (INCOME), NET	1	(3)		N/M

PRE-TAX INCOME	1,361	1,213		12%

INCOME TAX EXPENSE	254	233		9%

% of Pre-Tax Income	18.7%	19.2%		(0.5 pts	)

NET INCOME	1,107	980		13%

LESS: NONCONTROLLING INTERESTS	4	7		(43%	)

NET INCOME ATTRIBUTABLE TO BAXTER	$1,103	$973		13%

BASIC EPS	$1.81	$1.55		17%

DILUTED EPS	$1.79	$1.52		18%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	610	629
Diluted	616	641

ADJUSTED PRE-TAX INCOME (excluding specified item)	$1,361	$1,266	A	8%

ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER (excluding specified item)	$1,103	$1,018	A	8%

ADJUSTED DILUTED EPS (excluding specified item)	$1.79	$1.59	A	13%

A	Refer to page 9 for a description of the adjustment and a reconciliation of GAAP (generally accepted accounting principles) measures.
Note: The consolidated statements of income reflect the January 1, 2009 adoption of a new accounting standard that requires a company to present a consolidated net income measure that includes the amount attributable to noncontrolling interests (historically referred to as minority interests) for all periods presented. Prior to January 1, 2009, the noncontrolling interests’ share of net income was included in other expense (income), net.

BAXTER — PAGE 9
BAXTER INTERNATIONAL INC.
Note to Consolidated Statement of Income
Six Months Ended June 30, 2008
Description of Adjustment and Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in millions, except per share and percentage data)
The company’s GAAP results for the six months ended June 30, 2008 included a first quarter charge related to COLLEAGUE infusion pumps, which impacted the GAAP results as follows:

		Income	Net Income
	Pre-tax	Tax	Attributable	Diluted
	Income	Expense	to Baxter	EPS

GAAP	$1,213	$233	$973	$1.52
COLLEAGUE infusion pump charge [1]	53	8	45	0.07

Excluding specified item	$1,266	$241	$1,018	$1.59

Effective tax rate		19.0%

[1]	Included in the cost of sales line within the accompanying consolidated statement of income. Excluding this item, adjusted gross margin was $3.06 billion and the adjusted gross margin percentage was 50.4%.
For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Cash Flows from Operations and Changes in Net Debt
(unaudited)
($ in millions)

Cash Flows from Operations
(Brackets denote cash outflows)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net income	$ 589	$ 548	$1,107	$ 980
Adjustments
Depreciation and amortization	154	160	302	316
Deferred income taxes	76	49	135	110
Stock compensation	36	35	74	73
Realized excess tax benefits from stock issued under employee benefit plans [1]	(3)	—	(81)	—
Infusion pump charge	—	—	—	53
Other	5	10	14	16
Changes in balance sheet items
Accounts and other current receivables	(103)	(111)	(58)	(93)
Inventories	1	(50)	(85)	(155)
Accounts payable and accrued liabilities	40	87	(264)	(254)
Restructuring payments	(7)	(14)	(28)	(26)
Other [2]	23	6	(68)	62

Cash flows from operations	$ 811	$ 720	$1,048	$1,082

Changes in Net Debt Increase (decrease)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net debt, beginning of period	$2,207	$1,136	$1,625	$550

Cash flows from operations	(811)	(720)	(1,048)	(1,082)
Capital expenditures	216	207	387	364
Dividends	158	137	318	275
Proceeds and realized excess tax benefits from stock issued under employee benefit plans	(65)	(133)	(204)	(245)
Purchases of treasury stock	300	388	866	933
Acquisitions of and investments in businesses and technologies	102	—	102	61
Payments related to settlements of cross-currency swaps	—	132	—	301
Other, including the effect of exchange rate changes	(77)	(60)	(16)	(70)

(Decrease) increase in net debt	(177)	(49)	405	537

Net debt, June 30	$2,030	$1,087	$2,030	$1,087

Key statistics, June 30:
Days sales outstanding	53.9	56.8	53.9	56.8
Inventory turns	2.3	2.3	2.3	2.3

Selected balance sheet information:	June 30, 2009	December 31, 2008
Cash and equivalents	$1,802	$2,131
Accounts and other current receivables	$2,133	$1,980
Inventories	$2,496	$2,361
Accounts payable and accrued liabilities	$3,156	$3,241

[1]	In accordance with GAAP, realized excess tax benefits from stock issued under employee benefit plans are presented in the statement of cash flows as an outflow within the operating section and an inflow within the financing section.

[2]	Other cash flows from operations in the first quarter of 2009 included a planned contribution of $100 million to the company’s pension plan in the United States.

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Net Sales
Periods Ending June 30, 2009 and 2008
(unaudited)
($ in millions)

	Q2	Q2	% Growth @		% Growth @		YTD	YTD	% Growth @		% Growth @
	2009	2008	Actual Rates		Constant Rates		2009	2008	Actual Rates		Constant Rates

BioScience
United States	$671	$590	14%		14%		$1,293	$1,137	14%		14%
International	747	795	(6%	)	12%		1,377	1,458	(6%	)	10%
Total	$1,418	$1,385	2%		13%		$2,670	$2,595	3%		12%

Medication Delivery
United States	$546	$525	4%		4%		$1,060	$1,028	3%		3%
International	588	639	(8%	)	11%		1,109	1,201	(8%	)	10%
Total	$1,134	$1,164	(3%	)	8%		$2,169	$2,229	(3%	)	7%

Renal
United States	$96	$97	(1%	)	(1%	)	$188	$195	(4%	)	(4%	)
International	454	501	(9%	)	4%		877	961	(9%	)	3%
Total	$550	$598	(8%	)	4%		$1,065	$1,156	(8%	)	2%

Baxter excluding Transfusion Therapies
United States	$1,313	$1,212	8%		8%		$2,541	$2,360	8%		8%
International	1,789	1,935	(8%	)	9%		3,363	3,620	(7%	)	8%
Total	$3,102	$3,147	(1%	)	9%		$5,904	$5,980	(1%	)	8%

Transfusion Therapies [1]
United States	$12	$29	(59%	)	(59%	)	$25	$60	(58%	)	(58%	)
International	9	13	(31%	)	(15%	)	18	26	(31%	)	(15%	)
Total	$21	$42	(50%	)	(45%	)	$43	$86	(50%	)	(45%	)

Baxter International Inc.
United States	$1,325	$1,241	7%		7%		$2,566	$2,420	6%		6%
International	1,798	1,948	(8%	)	9%		3,381	3,646	(7%	)	8%
Total	$3,123	$3,189	(2%	)	8%		$5,947	$6,066	(2%	)	7%

[1]	Represents revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the Transfusion Therapies (TT) business after the February 2007 divestiture.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Key Product Line Sales
Periods Ending June 30, 2009 and 2008
(unaudited)
($ in millions)

	Q2	Q2	% Growth @		% Growth @		YTD	YTD	% Growth @		% Growth @
	2009	2008	Actual Rates		Constant Rates		2009	2008	Actual Rates		Constant Rates

BioScience
Recombinants	$515	$508	1%		11%		$966	$944	2%		11%
Plasma Proteins	353	291	21%		38%		627	551	14%		28%
Antibody Therapy	344	315	9%		14%		681	601	13%		18%
Regenerative Medicine	109	109	0%		9%		208	203	2%		11%
Other [1]	97	162	(40%	)	(30%	)	188	296	(36%	)	(27%	)

Total BioScience	$1,418	$1,385	2%		13%		$2,670	$2,595	3%		12%

Medication Delivery
IV Therapies	$384	$408	(6%	)	7%		$728	$779	(7%	)	6%
Global Injectables	418	393	6%		17%		789	761	4%		14%
Infusion Systems	205	229	(10%	)	(3%	)	404	449	(10%	)	(3%	)
Anesthesia	120	122	(2%	)	6%		229	221	4%		11%
Other	7	12	(42%	)	(50%	)	19	19	0%		(26%	)

Total Medication Delivery	$1,134	$1,164	(3%	)	8%		$2,169	$2,229	(3%	)	7%

Renal
PD Therapy	$454	$479	(5%	)	6%		$874	$924	(5%	)	4%
HD Therapy	96	119	(19%	)	(5%	)	191	232	(18%	)	(5%	)

Total Renal	$550	$598	(8%	)	4%		$1,065	$1,156	(8%	)	2%

Baxter excluding Transfusion Therapies	$3,102	$3,147	(1%	)	9%		$5,904	$5,980	(1%	)	8%

Transfusion Therapies [2]	$21	$42	(50%	)	(45%	)	$43	$86	(50%	)	(45%	)

Total Baxter	$3,123	$3,189	(2%	)	8%		$5,947	$6,066	(2%	)	7%

[1]	Principally includes vaccines and sales of plasma to third parties.

[2]	Represents revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business after the February 2007 divestiture.

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Key Product Line Sales by US and International
Three-Month Periods Ending June 30, 2009 and 2008
(unaudited)
($ in millions)

	Q2 2009			Q2 2008			% Growth
	US	International	Total	US	International	Total	US		International		Total

BioScience
Recombinants	$230	$285	$515	$206	$302	$508	12%		(6%	)	1%
Plasma Proteins	118	235	353	97	194	291	22%		21%		21%
Antibody Therapy	255	89	344	220	95	315	16%		(6%	)	9%
Regenerative Medicine	62	47	109	55	54	109	13%		(13%	)	0%
Other [1]	6	91	97	12	150	162	(50%	)	(39%	)	(40%	)

Total BioScience	$671	$747	$1,418	$590	$795	$1,385	14%		(6%	)	2%

Medication Delivery
IV Therapies	$116	$268	$384	$113	$295	$408	3%		(9%	)	(6%	)
Global Injectables	228	190	418	199	194	393	15%		(2%	)	6%
Infusion Systems	122	83	205	134	95	229	(9%	)	(13%	)	(10%	)
Anesthesia	79	41	120	76	46	122	4%		(11%	)	(2%	)
Other	1	6	7	3	9	12	(67%	)	(33%	)	(42%	)

Total Medication Delivery	$546	$588	$1,134	$525	$639	$1,164	4%		(8%	)	(3%	)

Renal
PD Therapy	$76	$378	$454	$73	$406	$479	4%		(7%	)	(5%	)
HD Therapy	20	76	96	24	95	119	(17%	)	(20%	)	(19%	)

Total Renal	$96	$454	$550	$97	$501	$598	(1%	)	(9%	)	(8%	)

Baxter excluding Transfusion Therapies	$1,313	$1,789	$3,102	$1,212	$1,935	$3,147	8%		(8%	)	(1%	)

Transfusion Therapies [2]	$12	$9	$21	$29	$13	$42	(59%	)	(31%	)	(50%	)

Total Baxter	$1,325	$1,798	$3,123	$1,241	$1,948	$3,189	7%		(8%	)	(2%	)

[1]	Principally includes vaccines and sales of plasma to third parties.

[2]	Represents revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business after the February 2007 divestiture.